Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FOURTH-QUARTER

AND FULL-YEAR 2011 RESULTS

BEDFORD, Mass – February 17, 2012 – Interactive Data Corporation today reported its financial results for the fourth quarter and full year ended December 31, 2011. Interactive Data’s fourth-quarter 2011 revenue increased 6.8% to a record $222.1 million from $207.8 million in the fourth quarter of 2010. Fourth-quarter 2010 revenue was reduced by $1.3 million due to the purchase accounting for the amortization of acquisition-related deferred revenue. Excluding the impact of changes in foreign exchange rates and the reduction in fourth-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, Interactive Data’s organic (non-GAAP) revenue grew 6.1% from the fourth quarter in 2010.

Interactive Data’s fourth-quarter 2011 income from operations was $33.2 million, compared with a loss from operations of $1.2 million in same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the fourth quarter of 2011 was $83.5 million, a 13.6% increase over the same period one year ago.

“2011 was a successful year for Interactive Data, capped by a solid performance in the fourth quarter,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “During the fourth quarter, we continued to drive steady revenue growth within our evaluated pricing and reference data product areas, and produced strong gains within our ultra low latency trading infrastructure services product area. We are pleased with the growth in adjusted EBITDA and our ability to sustain very strong free cash flow while making key investments in our people, products, infrastructure and technology. Our initiatives to innovate during the past year are resonating with our customers worldwide as we focus on broadening our market coverage, adding new and enhanced features and functionality, and bringing new high-value offerings to the marketplace.”

Segment Reporting and Related Operating Highlights

Effective for the fourth quarter of 2011, Interactive Data’s two reportable segments have been reorganized as Pricing and Reference Data, and Trading Solutions. The change was made in response to operational and organizational initiatives undertaken during the preceding year and completed in the fourth quarter and reflects the way the Company currently approaches the market and analyzes operating performance. The Pricing and Reference Data segment represents the Company’s evaluated pricing, reference data and fixed income analytics product areas. The Trading Solutions segment represents the Company’s real-time data feeds, ultra low latency infrastructure services, hosted web solutions and desktop solutions. Historical financial results have been reclassified to reflect this change.

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported fourth-quarter 2011 revenue of $150.7 million, a 6.0% increase over the fourth quarter of 2010. Excluding the effects of foreign exchange and the reduction of $1.1 million in fourth-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, fourth-quarter 2011 organic (non-GAAP) revenue for this business increased by 5.1% from the same period last year. The fourth-quarter 2011 organic revenue performance primarily reflects expansion in its evaluated pricing and reference data services product areas. In recent months, the Company completed its first sale of its newly launched Vantage offering, expanded its derivatives coverage, broadened its relationship with FactSet Research Systems, and added the BlackRock iShares® Exchange Traded Funds (ETFs) to the BondEdge ETF Library.

•

Interactive Data’s Trading Solutions segment generated fourth-quarter 2011 revenue of $71.4 million, which is 8.7% higher than the same quarter last year. Excluding the effects of foreign exchange and the reduction of $0.3 million in fourth-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, fourth-quarter 2011 organic (non-GAAP) revenue for this business increased 8.1%. The organic revenue growth for this business primarily reflected strong growth in the ultra low latency trading infrastructure services delivered by Interactive Data 7ticks. Key segment highlights included the addition of new market coverage, ongoing progress to add new features and functionality to its hosted web solutions and workstation offerings, and the initial rollout of a customized version of Market-Q by a major bank.

Other Fourth-Quarter 2011 Financial and Operating Highlights

Management Team

•

Interactive Data continued to strengthen its management team in recent months. The Company has appointed new executives to lead its business operations in Germany and Japan. In addition, Dan Videtto plans to join Interactive Data in April 2012 as Managing Director, Asia Pacific to oversee the continued expansion of the Company’s operations across this region. Videtto is an accomplished financial services executive who most recently served as chief operating officer of Deutsche Bank’s Global Markets and Investment Banking business in Japan as well as managing director of Thomson Financial, Japan. In addition, Interactive Data has continued to add a number of senior-level sales professionals over the past several quarters.

Effects of Foreign Exchange:

•	The net effect of foreign exchange on fourth-quarter 2011 operating results was immaterial.

Balance Sheet Highlights:

•

As of December 31, 2011, Interactive Data had cash and cash equivalents of $262.2 million, compared with $123.7 million at the same time last year and $217.2 million at the end of the third quarter of 2011. The Company’s total debt outstanding as of December 31, 2011, was approximately $2.0 billion.

Full-Year 2011 Results

Please note that Interactive Data’s full-year 2010 results detailed below are presented on a non-GAAP basis as they reflect the combination of results from the predecessor period prior to the Company’s acquisition (from July 1, 2010 through July 29, 2010) and the successor period following it (from July 30, 2010 through December 31, 2010).

•

For the year ended December 31, 2011, Interactive Data reported record revenue of $867.7 million, an increase of $71.1 million, or 8.9%, from $796.6 million in the same period last year. Excluding the effects of foreign exchange and the reduction of $3.7 million in revenue for 2010 associated with the acquisition-related deferred revenue adjustment, organic revenue grew by 6.9% during 2011.

•

Interactive Data’s income from operations for 2011 was $101.7 million, compared with a loss from operations of $7.1 million in 2010. The 2010 loss from operations included merger costs of $120.0 million. Non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased by 13.8% to a record $329.3 million in 2011 from $289.4 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s fourth-quarter 2011 results on Friday, February 17, 2012 at 10:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is IDCQ411. For those who cannot listen to this broadcast, a replay of the call will be available from February 17, 2012 at 12:00 p.m. until Friday, February 24, 2012 at 12:00 p.m., and it can be accessed by dialing (402) 530-9029 or (800) 695-2533 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management presents full-year 2010 results as the combination of results from the predecessor period prior to the Company’s acquisition (from July 1, 2010 through July 29, 2010) and the successor period following it (from July 30, 2010 through December 31, 2010). This presentation is not in accordance with GAAP. Management believes that a presentation and discussion of Combined 2010 is meaningful as it enables a comparison to the comparable period in 2011.

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•	Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about broadening our market coverage, adding new and enhanced features and functionality, and bringing new high-value offerings to the marketplace. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors,” as well as the Company’s recent Quarterly Reports on Form 10-Q. The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Successor	Successor
	Three Months Ended December 31,	Three Months Ended December 31,
	2011	2010
REVENUE	$222,073	$207,840

COSTS AND EXPENSES:
Cost of services	74,442	67,741
Selling, general and administrative	67,976	85,769
Merger costs	—	3,879
Depreciation	9,198	10,036
Amortization	37,222	41,587

Total costs and expenses	188,838	209,012

INCOME (LOSS) FROM OPERATIONS	33,235	(1,172)

Interest (expense) income, net	(38,095)	(47,095)
Other expense, net	(1,011)	(382)

LOSS BEFORE INCOME TAXES	(5,871)	(48,649)

Income tax benefit	(3,960)	(2,648)

NET LOSS	$(1,911)	$(46,001)

	Successor	Combined	Successor	Predecessor
		(Non-GAAP)
	Year ended December 31, 2011	Year ended December 31, 2010	Period from July 30 through December 31, 2010	Period from January 1 through July 29, 2010
REVENUE	$867,723	$796,645	$342,101	$454,544

COSTS AND EXPENSES:
Cost of services	293,472	277,075	115,176	161,899
Selling, general and administrative	258,065	282,619	124,409	158,210
Merger costs	—	119,992	67,258	52,734
Depreciation	39,391	38,466	15,962	22,504
Amortization	175,077	85,585	65,867	19,718

Total costs and expenses	766,005	803,737	388,672	415,065

INCOME (LOSS) FROM OPERATIONS	101,718	(7,092)	(46,571)	39,479

Interest (expense) income, net	(157,120)	(77,604)	(78,364)	760
Other (expense) income, net	(3,719)	570	321	249
Loss on extinguishment of debt	(25,450)	—	—	—

(LOSS) INCOME BEFORE INCOME TAXES	(84,571)	(84,126)	(124,614)	40,488

Income tax (benefit) expense	(55,255)	(12,337)	(30,351)	18,014

NET (LOSS) INCOME	$(29,316)	$(71,789)	$(94,263)	$22,474

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$262,152	$123,704
Accounts receivable, net	118,248	107,067
Due from parent	—	7,500
Prepaid expenses and other current assets	27,419	21,079
Income tax receivable	6,251	40,764
Deferred income taxes	42,281	7,574

Total current assets	456,351	307,688

Property and equipment, net	122,289	110,386
Goodwill	1,637,126	1,638,268
Intangible assets, net	1,818,117	1,994,461
Deferred financing costs, net	54,478	71,827
Other assets	5,310	11,247

Total Assets	$4,093,671	$4,133,877

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$17,911	$22,232
Accrued liabilities	89,214	92,020
Borrowings, current	56,417	10,088
Interest payable	30,584	30,647
Income taxes payable	7,008	5,521
Deferred revenue	24,944	24,296

Total current liabilities	226,078	184,804

Income taxes payable	10,906	11,314
Deferred tax liabilities	647,090	677,793
Other liabilities	59,908	48,130
Borrowings, net of current portion and original issue discount	1,929,784	1,959,365

Total Liabilities	2,873,766	2,881,406

Equity:
Common stock	—	—
Additional paid-in-capital	1,333,344	1,327,115
Accumulated loss	(123,579)	(94,263)
Accumulated other comprehensive income	10,140	19,619

Total Equity	1,219,905	1,252,471

Total Liabilities and Equity	$4,093,671	$4,133,877

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Successor	Combined	Successor	Predecessor
		(Non-GAAP)
	Year Ended December 31, 2011	Year Ended December 31, 2010	Period from July 30 through December 31, 2010	Period from January 1 through July 29, 2010

Cash flows provided by operating activities:
Net (loss) income	$(29,316)	$(71,789)	$(94,263)	$22,474
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	214,468	124,051	81,829	42,222
Asset abandonment	—	3,307	3,307	—
Amortization of discounts and premiums on marketable securities, net	—	766	—	766
Amortization of deferred financing costs and accretion of note discounts	17,741	8,402	8,402	—
Deferred income taxes	(63,232)	(1,820)	(9,090)	7,270
Excess tax benefits from stock-based compensation	—	(3,625)	—	(3,625)
Stock-based compensation	4,229	24,096	111	23,985
Non-cash interest expense	376	468	468	—
(Recovery) provision for doubtful accounts and sales credits	(1,605)	(1,699)	(1,802)	103
Loss on dispositions of fixed assets	513	226	112	114
Loss on extinguishment of debt	25,450	—	—	—
Changes in operating assets and liabilities, net
Accounts receivable	(10,068)	3,955	41,527	(37,572)
Prepaid expenses and other assets	(6,314)	3,598	2,284	1,314
Accounts payable, interest payable and income taxes payable and receivable, net	30,158	(4,528)	6,876	(11,404)
Accrued expenses and other liabilities	5,471	31,390	11,108	20,282
Pension cessation payments	—	(85,941)	(3,200)	(82,741)
Deferred revenue	516	(7,042)	(27,344)	20,302

NET CASH PROVIDED BY OPERATING ACTIVITIES	188,387	23,815	20,325	3,490

Cash flows (used in) investing activities:
Purchase of fixed assets	(50,260)	(44,360)	(17,965)	(26,395)
Business acquisitions, net of acquired cash	53	(35,866)	(5,943)	(29,923)
Acquisition of Interactive Data Corporation and subsidiaries	—	(3,374,155)	(3,374,155)	—
Purchase of marketable securities	—	(64,136)	—	(64,136)
Proceeds from maturities of marketable securities	—	159,428	—	159,428

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(50,207)	(3,359,089)	(3,398,063)	38,974

Cash flows provided by financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	28,397	—	28,397
Common stock cash dividends paid	—	(18,964)	—	(18,964)
Excess tax benefits from stock-based compensation	—	3,625	—	3,625
Borrowings under revolving credit facility	—	2,000	2,000	—
Repayments under revolving credit facility	—	(2,000)	(2,000)	—
Proceeds from issuance of long-term debt, net of issuance costs	1,358	1,897,617	1,897,617	—
Principal payments on long-term debt	(10,088)	(8,650)	(8,650)	—
Investment by parent company		1,353,969	1,353,969	—
Proceeds from issuance of parent company common stock	11,850	—	—	—
Payment of interest rate cap	(415)	—	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,705	3,255,994	3,242,936	13,058

Effect of change in exchange rates on cash and cash equivalents	(2,437)	(6,962)	1,786	(8,748)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	138,448	(86,242)	(133,016)	46,774
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	123,704	209,946	256,720	209,946

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$262,152	$123,704	$123,704	256,720

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011 Successor	2010 Successor	Change	2011 Successor	2010 Combined	Change

Revenue	$222,073	$207,840	6.8%	$867,723	$796,645	8.9%
Total deferred revenue adjustment	—	1,338	—	902	3,656	-75.3%

Non-GAAP revenue before total deferred revenue adjustment	222,073	209,178	6.2%	868,625	800,301	8.5%
Total effects of foreign exchange	(207)	—	—	(12,875)	—	—

Total organic (non-GAAP) revenue	$221,866	$209,178	6.1%	$855,750	$800,301	6.9%

Organic (Non-GAAP) Revenue by Segment – Pricing and Reference Data

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011 Successor	2010 Successor	Change	2011 Successor	2010 Combined	Change
Revenue	$150,690	$142,150	6.0%	$591,920	$548,514	7.9%
Effects of deferred revenue adjustment	—	1,053	—	600	2,576	-76.7%

Non-GAAP revenue before effects of deferred revenue adjustment	150,690	143,203	5.2%	592,520	551,090	7.5%
Effects of foreign exchange	(146)	—	—	(6,751)	—	—

Total organic (non-GAAP) revenue	$150,544	$143,203	5.1%	$585,769	$551,090	6.3%

Organic (Non-GAAP) Revenue by Segment – Trading Solutions

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011 Successor	2010 Successor	Change	2011 Successor	2010 Combined	Change
Revenue	$71,383	$65,690	8.7%	$275,803	$248,131	11.2%
Effects of deferred revenue adjustment	—	285	—	302	1,080	-72.0%

Non-GAAP revenue before effects of deferred revenue adjustment	$71,383	$65,975	8.2%	$276,105	$249,211	10.8%
Effects of foreign exchange	(61)	—	—	(6,124)	—	—

Total organic (non-GAAP) revenue	$71,322	$65,975	8.1%	$269,981	$249,211	8.3%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011 Successor	2010 Successor	2011 Successor	2010 Combined
Net Loss	$(1,911)	$(46,001)	$(29,316)	$(71,789)
Interest expense	38,095	47,095	157,120	77,604
Other expense (income)	1,011	382	3,719	(570)
Income tax benefit	(3,960)	(2,648)	(55,255)	(12,337)
Depreciation and amortization	46,420	51,623	214,468	124,051

EBITDA	$79,655	$50,451	$290,736	$116,959

Adjustments:
Stock-based compensation	1,489	(671)	4,229	24,103
Merger costs	—	3,879	—	119,992
Other non-recurring charges[2]	557	18,131	29,892	24,957
Other charges[3]	1,756	1,678	4,483	3,350

Total Adjustments	3,802	23,018	38,604	172,402

Adjusted EBITDA	$83,457	$73,468	$329,340	$289,361

Adjusted EBITDA Margin[4]	37.6%	35.1%	37.9%	36.2%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	30,000	30,000

Pro Forma Adjusted EBITDA	$90,957	$80,968	$359,340	$319,361

Pro Forma Adjusted EBITDA Margin[4]	41.0%	38.7%	41.4%	39.9%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

		Three Months Ended			Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011 Successor	2011 Successor	2011 Successor	2011 Successor	2011 Successor
Net (Loss) Income	$(27,186)	$(10,067)	$9,848	$(1,911)	$(29,316)
Interest expense	41,897	38,738	38,390	38,095	157,120
Other expense (income)	351	2,387	(30)	1,011	3,719
Income tax benefit	(23,007)	(10,855)	(17,433)	(3,960)	(55,255)
Depreciation and amortization	57,896	59,011	51,141	46,420	214,468

EBITDA	$49,951	$79,214	$81,916	$79,655	$290,736

Adjustments:
Stock-based compensation	768	1,020	952	1,489	4,229
Merger costs	—	—	—	—	—
Other non-recurring charges[2]	25,911	745	2,679	557	29,892
Other charges[3]	209	704	1,814	1,756	4,483

Total Adjustments	26,888	2,469	5,445	3,802	38,604

Adjusted EBITDA	$76,839	$81,683	$87,361	$83,457	$329,340

Adjusted EBITDA Margin[4]	36.2%	37.7%	40.1%	37.6%	37.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$84,339	$89,183	$94,861	$90,957	$359,340

Pro Forma Adjusted EBITDA Margin[4]	39.8%	41.2%	43.5%	41.0%	41.4%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011 Successor	2010 Successor	Change	2011 Successor	2010 Combined	Change
Adjusted EBITDA	$83,457	$73,468	13.6%	$329,340	$289,361	13.8%
Capital Expenditures	19,457	9,724	100.1%	50,260	44,360	13.3%

Free Cash Flow	$64,000	$63,744	0.4%	$279,080	$245,001	13.9%